                    Exhibit 99.1

CNH Industrial N.V. Reports Third Quarter 2023 Results
Q3 consolidated revenue and net income both increased by 2% year-over-year
Amid softer demand in certain product categories and South America, segments improved profitability by executing cost containment actions
Agriculture segment adjusted EBIT margin up 50 bps year-over-year to 15.3%, despite net sales declining by 3%
Construction segment adjusted EBIT margin up 360 bps year-over-year to 6.3%, with net sales increasing by 6%
Announcing immediate restructuring program to be followed by a thorough review of SG&A cost structure

Basildon, UK - November 7, 2023 - CNH Industrial N.V. (NYSE: CNHI / MI: CNHI) today reported results for the three months ended September 30, 2023 with net income of $570 million and diluted earnings per share of $0.42 compared with net income of $559 million and diluted earnings per share of $0.41 for the three months ended September 30, 2022. Consolidated revenues were $5.99 billion (up approximately 2% compared to Q3 2022) and Net sales for Industrial Activities were $5.33 billion (a decrease of approximately 1% compared to Q3 2022). Net cash provided by operating activities was $232 million and Industrial Free Cash Flow absorption was $127 million in Q3.
Financial results presented under U.S. GAAP

“CNH achieved record margins in our Agriculture and Construction segments, even as some markets began to soften. Balancing continued investments in iron and technology with aggressive cost containment positions us to maintain our full year adjusted EPS target of around $1.70 and demonstrate higher through-the-cycle margins. We will complement our continuous improvement initiatives with targeted restructuring to enhance operational efficiencies and optimize our organization. Our precision technology evolution is accelerating as we execute our longstanding plan to reduce our reliance on third parties. I would like to thank our employees and dealers for their unyielding commitment to ensuring CNH and its brands deliver for our customers.”
Scott W. Wine, Chief Executive Officer

2023 Third Quarter Results
(all amounts $ million, comparison vs Q3 2022 - unless otherwise stated)

US-GAAP
	Q3 2023	Q3 2022	Change	Change at c.c.(1)
Consolidated revenue	5,986	5,881	+2%	—%
of which Net sales of Industrial Activities	5,332	5,396	(1)%	(3)%
Net income	570	559	+2%
Diluted EPS $	0.42	0.41	+0.01
Cash flow from operating activities	232	272	(40)
Cash and cash equivalents(2)	2,979	4,376	(1,397)
Gross profit margin of Industrial Activities	23.9%	23.0%	+90 bps

NON-GAAP(3)
	Q3 2023	Q3 2022	Change
Adjusted EBIT of Industrial Activities	657	670	(13)
Adjusted EBIT margin of Industrial Activities	12.3%	12.4%	-10 bps
Adjusted net income	570	557	+13
Adjusted diluted EPS $	0.42	0.41	+0.01
Free cash flow of Industrial Activities	(127)	202	(329)

Net sales of Industrial Activities were $5.33 billion, a decrease of 1% when compared to the corresponding period from the previous year. This decline is mainly due to lower industry demand in Agriculture, especially in South America and in EMEA for combines. Pricing continued to be favorable for both Industrial segments, and Construction net sales grew by approximately 6%.
Net income was $570 million, with diluted earnings per share of $0.42 (net income of $559 million in Q3 2022, with diluted earnings per share of $0.41). In Q3 2023, the impact of adjusting items on net income and diluted earnings per share was neutral. In comparison, in Q3 2022, CNH Industrial N.V. reported adjusted net income of $557 million and adjusted diluted earnings per share of $0.41.
Gross profit margin of Industrial Activities was 23.9% (23.0% in Q3 2022) with improvement from the corresponding period from the previous year in both Agriculture and Construction, reflective of favorable price realization and of improving operating performance.
Reported income tax expense was $171 million ($192 million in Q3 2022), and effective tax rate (ETR) was 25.8% (26.3% in Q3 2022) with adjusted ETR(3) of 25.7% for the third quarter of 2023 (26.2% in Q3 2022).
Cash flow provided by operating activities in the quarter was $232 million ($272 million in Q3 2022). Free cash flow absorption of Industrial Activities was $127 million. Consolidated Debt was $25 billion as of September 30, 2023 ($23 billion at December 31, 2022).
The Company has initiated an immediate restructuring program targeting a 5% reduction in salaried workforce cost. This will be coupled with a comprehensive rightsizing of the Company’s cost structure to be implemented early next year. Between the immediate reductions this year and the additional actions next year, CNH expects a run rate reduction of 10-15% on total labor and non-labor SG&A expenses. The Company expects to incur restructuring charges of up to $200 million.

Agriculture
	Q3 2023	Q3 2022	Change	Change at c.c.(1)
Net sales ($ million)	4,384	4,501	(3)%	(4)%
Adjusted EBIT ($ million)	672	666	+6
Adjusted EBIT margin	15.3%	14.8%	+50 bps
In North America, industry volume was up 19% year over year in the third quarter for tractors over 140 HP and was down 7% for tractors under 140 HP; combines were down 4% from prior year. In EMEA, tractor and combine demand was up 4% and down 18%, respectively. Industry volume in Europe alone was down 7% for tractors and down 40% for combines. South America tractor demand was down 16% and combine demand was down 47%. Asia Pacific tractor demand was down 10% and combine demand was up 33%.
Agriculture net sales decreased for the quarter by 2.6% to $4.38 billion primarily as a result of lower industry volume, mainly in EMEA and South America partially offset by favorable mix in North America and continued price realization.
Gross profit margin was 25.6% (25.0% in Q3 2022) up 60 bps as a result of favorable price realization in all regions and diminishing production cost inflation.
Adjusted EBIT was $672 million ($666 million in Q3 2022), with Adjusted EBIT margin at 15.3% (14.8% in Q3 2022). The reduced volumes due to industry headwinds were compensated by better mix, higher gross margin, and slight reduction in SG&A expenses, while R&D investments continued growing and accounted for 5.5% of sales (4.3% in 2022). Income from unconsolidated subsidiaries increased $56 million in the quarter, primarily from our JV.

Construction
	Q3 2023	Q3 2022	Change	Change at c.c.(1)
Net sales ($ million)	948	895	+6%	+4%
Adjusted EBIT ($ million)	60	24	+36
Adjusted EBIT margin	6.3%	2.7%	+360 bps
Global industry volume for construction equipment was down 13% year over year in the third quarter for Heavy construction equipment; Light construction equipment was down 3% year over year. Aggregated demand increased 2% in North America, decreased 3% in EMEA, decreased 27% in South America and decreased 13% for Asia Pacific (excluding China, Asia Pacific markets decreased 1%).
Construction net sales increased for the quarter by 6% to $948 million, driven by favorable price realization and positive volume/mix mainly in North America, partially offset by lower net sales in other regions.
Gross profit margin was 15.9%, up 330 bps compared to Q3 2022, mainly due to favorable product mix and price realization.
Adjusted EBIT increased $36 million due to favorable product mix and price realization, while SG&A and R&D spend was flat year-over-year. Adjusted EBIT margin at 6.3% increased by 360 bps vs the same quarter of 2022.

Financial Services
	Q3 2023	Q3 2022	Change	Change at c.c.(1)
Revenue ($ million)	653	482	+35%	+33%
Net income ($ million)	86	86	—
Equity at quarter-end ($ million)	2,610	2,207	+403
Retail loan originations ($ million)	3,043	2,478	+23%
Revenues increased 35% due to favorable volumes and higher base rates across all regions, partially offset by lower used equipment sales due to decreased operating lease maturities.
Net income was $86 million in the third quarter of 2023, flat compared to the same quarter of 2022, primarily due to favorable volumes in all regions, partially offset by margin compression in North America and higher risk costs.
The managed portfolio (including unconsolidated joint ventures) was $26.8 billion as of September 30, 2023 (of which retail was 65% and wholesale was 35%), up $5.6 billion compared to September 30, 2022 (up $4.7 billion on a constant currency basis).
At September 30, 2023, the receivables balance greater than 30 days past due as a percentage of receivables was 1.6% (1.3% as of September 30, 2022).

2023 Outlook

Given the softening of end market conditions, predominantly in South America, the Company is modifying the 2023 outlook for its Industrial Activities as follows:

•Net sales(5) up between 3% and 6% year on year including currency translation effects

•SG&A up no more than 5% vs 2022

•Free Cash Flow of Industrial Activities(6) between $1.0bn and $1.2bn

•R&D expenses and capital expenditures at around $1.6bn

Adjusted diluted EPS is targeted at about $1.70.

Results for the Nine Months Ended September 30, 2023
(all amounts $ million, comparison vs YTD Q3 2022 - unless otherwise stated)

US-GAAP
	YTD Q3 2023	YTD Q3 2022	Change	Change at c.c.(1)
Consolidated revenue	17,895	16,608	+8%	+8%
of which Net sales of Industrial Activities	16,062	15,189	+6%	+6%
Net income	1,766	1,447	+22%
Diluted EPS $	1.30	1.06	+0.24
Cash flow from operating activities	(608)	(886)	+278
Cash and cash equivalents(2)	2,979	4,376	(1,397)
Gross profit margin of Industrial Activities	24.5%	22.2%	+230 bps

NON-GAAP(3)
	YTD Q3 2023	YTD Q3 2022	Change
Adjusted EBIT of Industrial Activities	2,034	1,753	+281
Adjusted EBIT margin of Industrial Activities	12.7%	11.5%	+120 bps
Adjusted net income	1,756	1,518	+238
Adjusted diluted EPS $	1.29	1.11	+0.18
Free cash flow of Industrial Activities	(414)	(453)	+39
Adjusted gross margin of Industrial Activities	24.5%	22.4%	+210 bps

Agriculture
	YTD Q3 2023	YTD Q3 2022	Change	Change at c.c.(1)
Net sales	13,201	12,600	+5%	+5%
Adjusted EBIT	2,063	1,755	+308
Adjusted EBIT margin	15.6%	13.9%	+170 bps

Construction
	YTD Q3 2023	YTD Q3 2022	Change	Change at c.c.(1)
Net sales	2,861	2,589	11%	+11%
Adjusted EBIT	176	90	+86
Adjusted EBIT margin	6.2%	3.5%	+270 bps

Financial Services
	YTD Q3 2023	YTD Q3 2022	Change	Change at c.c.(1)
Revenue	1,805	1,419	+27%	+27%
Net income	258	263	(5)

Notes
CNH Industrial reports quarterly and annual consolidated financial results under U.S. GAAP and EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP. EU-IFRS reports will be published on approximately November 8, 2023.

1.c.c. means at constant currency.
2.Comparison vs. December 31, 2022
3.This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
4.Certain financial information in this report has been presented by geographic area. Our geographical regions are: (1) North America; (2) Europe, Middle East and Africa (“EMEA”); (3) South America and (4) Asia Pacific. The geographic designations have the following meanings:
a.North America: United States, Canada, and Mexico;
b.Europe, Middle East, and Africa: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Russia, Turkey, Uzbekistan, Pakistan, the African continent, and the Middle East;
c.South America: Central and South America, and the Caribbean Islands; and
d.Asia Pacific: Continental Asia (including the India subcontinent), Indonesia and Oceania.
5.    Net sales reflecting the exchange rate of 1.09 EUR/USD
6.    The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information
CNH Industrial monitors its operations through the use of several non-GAAP financial measures. CNH Industrial’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH Industrial’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH Industrial’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.
•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted-average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH Industrial share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.

•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.
•Adjusted Effective Tax Rate (Adjusted ETR): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.
•Adjusted Gross Profit Margin of Industrial Activities: is computed by dividing Net sales less Cost of goods sold, as adjusted by non-recurring items, by Net sales.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH Industrial provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities (or Industrial Free Cash Flow): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH Industrial discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.
Controls and Procedures
We identified a material weakness in our internal control over financial reporting relating to IT controls in segregation of duties and user access limits in our enterprise resource planning (ERP) applications. This material weakness has not resulted in any error or misstatement in our previously published financial results. A material weakness involves a deficiency in internal control over financial reporting that creates a reasonable possibility that a material misstatement in financial statements may not be prevented or detected on a timely basis. The company is currently implementing measures to address the underlying causes of the material weakness.
Forward-looking Statements
All statements other than statements of historical fact contained in this press release including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH Industrial and its subsidiaries on a standalone basis. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products, changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH Industrial and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic), terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this press release, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH Industrial’s control. CNH Industrial expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH Industrial, including factors that potentially could materially affect CNH Industrial’s financial results, is included in CNH Industrial’s reports and filings with the SEC, the Autoriteit Financiële Markten and Commissione Nazionale per le Società e la Borsa.
All future written and oral forward-looking statements by CNH Industrial or persons acting on the behalf of CNH Industrial are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those express or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our 2022 Annual Report and subsequent quarterly reports).
Conference Call and Webcast
Today, at 3:30 p.m. CET / 2:30 p.m. GMT / 9:30 a.m. EST, management will hold a conference call to present third quarter 2023 results to financial analysts and institutional investors. The call can be followed live online at https://bit.ly/CNH_Industrial_Q3_2023 and a recording will be available later on the Company’s website www.cnhindustrial.com. A presentation will be made available on the CNH Industrial website prior to the conference call.
Basildon, UK, November 7, 2023
CONTACTS
Media Inquiries – Laura Overall Tel +44 207 925 1964 or Rebecca Fabian Tel +1 312 515 2249
(Email mediarelations@cnhind.com)

Investor Relations – Jason Omerza Tel +1 630 740 8079 or Federico Pavesi Tel +39 345 605 6218
(Email investor.relations@cnhind.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the three and nine months ended September 30, 2023 and 2022
(Unaudited, U.S. GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ million)	2023	2022	2023	2022
Revenues
Net sales	5,332	5,396	16,062	15,189
Finance, interest and other income	654	485	1,833	1,419
Total Revenues	5,986	5,881	17,895	16,608
Costs and Expenses
Cost of goods sold	4,059	4,156	12,133	11,819
Selling, general and administrative expenses	462	422	1,385	1,224
Research and development expenses	266	213	766	609
Restructuring expenses	5	11	8	19
Interest expense	346	190	941	490
Other, net	186	159	536	490
Total Costs and Expenses	5,324	5,151	15,769	14,651

Income (loss) of Consolidated Group before Income Taxes	662	730	2,126	1,957
Income tax (expense) benefit	(171)	(192)	(536)	(579)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	79	21	176	69
Net Income (loss)	570	559	1,766	1,447
Net income attributable to noncontrolling interests	3	3	11	10
Net Income (loss) attributable to CNH Industrial N.V.	567	556	1,755	1,437

Earnings (loss) per share attributable to CNH Industrial N.V.
Basic	0.43	0.41	1.31	1.06
Diluted	0.42	0.41	1.30	1.06
Weighted average shares outstanding (in millions)
Basic	1,332	1,350	1,337	1,354
Diluted	1,351	1,355	1,355	1,359

Cash dividends declared per common share	—	—	0.396	0.302

These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the Year Ended December 31, 2022 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of September 30, 2023 and December 31, 2022
(Unaudited, U.S. GAAP)

($ million)	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	2,979	4,376
Restricted cash	706	753
Financing receivables, net	22,240	19,260
Receivables from Iveco Group N.V.	229	298
Inventories, net	6,447	4,811
Property, plant and equipment, net and equipment under operating lease	3,135	3,034
Intangible assets, net	4,727	4,451
Other receivables and assets	2,578	2,398
Total Assets	43,041	39,381
Liabilities and Equity
Debt	24,958	22,962
Payables to Iveco Group N.V.	76	156
Other payables and liabilities	9,892	9,287
Total Liabilities	34,926	32,405
Redeemable noncontrolling interest	58	49
Equity	8,057	6,927
Total Liabilities and Equity	43,041	39,381

These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2022 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2023 and 2022
(Unaudited, U.S. GAAP)

	Nine Months Ended September 30,
($ million)	2023	2022
Cash Flows from Operating Activities
Net income (loss)	1,766	1,447
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating lease	276	252
Depreciation and amortization expense of assets under operating lease	140	155
(Gain) loss from disposal of assets	21	22
Undistributed (income) loss of unconsolidated subsidiaries	(125)	(36)
Other non-cash items	136	130
Changes in operating assets and liabilities:
Provisions	618	(21)
Deferred income taxes	(319)	83
Trade and financing receivables related to sales, net	(1,602)	(1,279)
Inventories, net	(1,443)	(1,121)
Trade payables	(101)	(120)
Other assets and liabilities	25	(398)
Net cash provided (used) by operating activities	(608)	(886)
Cash Flows from Investing Activities
Additions to retail receivables	(5,689)	(4,179)
Collections of retail receivables	4,308	3,342
Proceeds from sale of assets, net of assets sold under operating leases	1	25
Expenditures for property, plant and equipment and intangible assets, net of assets under operating lease	(401)	(245)
Expenditures for assets under operating lease	(384)	(368)
Other	123	(165)
Net cash provided (used) by investing activities	(2,042)	(1,590)
Cash Flows from Financing Activities
Net increase (decrease) in debt	1,962	1,334
Dividends paid	(531)	(416)
Other	(224)	(116)
Net cash provided (used) by financing activities	1,207	802
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(1)	(357)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,444)	(2,031)
Cash, cash equivalents and restricted cash, beginning of year	5,129	5,845
Cash, cash equivalents and restricted cash, end of period	3,685	3,814

These Consolidated Statements of Cash Flow should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2022 included in the Annual Report on Form 10-K. These Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three Months Ended September 30, 2023 and 2022
(Unaudited, U.S. GAAP)

	Three Months Ended September 30, 2023					Three Months Ended September 30, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	5,332	—	—		5,332	5,396	—	—		5,396
Finance, interest and other income	49	653	(48)	(2)	654	27	482	(24)	(2)	485
Total Revenues	5,381	653	(48)		5,986	5,423	482	(24)		5,881
Costs and Expenses
Cost of goods sold	4,059	—	—		4,059	4,156	—	—		4,156
Selling, general and administrative expenses	398	64	—		462	377	45	—		422
Research and development expenses	266	—	—		266	213	—	—		213
Restructuring expenses	5	—	—		5	11	—	—		11
Interest expense	59	335	(48)	(3)	346	54	160	(24)	(3)	190
Other, net	47	139	—		186	(3)	162	—		159
Total Costs and Expenses	4,834	538	(48)		5,324	4,808	367	(24)		5,151
Income (loss) of Consolidated Group before Income Taxes	547	115	—		662	615	115	—		730
Income tax (expense) benefit	(137)	(34)	—		(171)	(160)	(32)	—		(192)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	74	5	—		79	18	3	—		21
Net Income (loss)	484	86	—		570	473	86	—		559
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Nine Months Ended September 30, 2023 and 2022
(Unaudited, U.S. GAAP)

	Nine Months Ended September 30, 2023					Nine Months Ended September 30, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	16,062	—	—		16,062	15,189	—	—		15,189
Finance, interest and other income	153	1,805	(125)	(2)	1,833	52	1,419	(52)	(2)	1,419
Total Revenues	16,215	1,805	(125)		17,895	15,241	1,419	(52)		16,608
Costs and Expenses
Cost of goods sold	12,133	—	—		12,133	11,819	—	—		11,819
Selling, general and administrative expenses	1,219	166	—		1,385	1,087	137	—		1,224
Research and development expenses	766	—	—		766	609	—	—		609
Restructuring expenses	8	—	—		8	19	—	—		19
Interest expense	189	877	(125)	(3)	941	149	393	(52)	(3)	490
Other, net	109	427	—		536	(41)	531	—		490
Total Costs and Expenses	14,424	1,470	(125)		15,769	13,642	1,061	(52)		14,651
Income (loss) of Consolidated Group before Income Taxes	1,791	335	—		2,126	1,599	358	—		1,957
Income tax (expense) benefit	(447)	(89)	—		(536)	(473)	(106)	—		(579)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	164	12	—		176	58	11	—		69
Net Income (loss)	1,508	258	—		1,766	1,184	263	—		1,447
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of September 30, 2023 and December 31, 2022
(Unaudited, U.S. GAAP)

	September 30, 2023					December 31, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	2,458	521	—		2,979	3,802	574	—		4,376
Restricted cash	150	556	—		706	158	595	—		753
Financing receivables, net	1,017	22,735	(1,512)	(2)	22,240	898	19,313	(951)	(2)	19,260
Receivables from Iveco Group N.V.	163	66	—		229	234	64	—		298
Inventories, net	6,428	19	—		6,447	4,798	13	—		4,811
Property, plant and equipment, net and equipment on operating lease	1,720	1,415	—		3,135	1,561	1,473	—		3,034
Intangible assets, net	4,563	164	—		4,727	4,287	164	—		4,451
Other receivables and assets	2,331	494	(247)	(3)	2,578	2,141	477	(220)	(3)	2,398
Total Assets	18,830	25,970	(1,759)		43,041	17,879	22,673	(1,171)		39,381
Liabilities and Equity
Debt	4,622	21,848	(1,512)	(2)	24,958	4,972	18,941	(951)	(2)	22,962
Payables to Iveco Group N.V.	4	72	—		76	5	151	—		156
Other payables and liabilities	8,699	1,440	(247)	(3)	9,892	8,211	1,296	(220)	(3)	9,287
Total Liabilities	13,325	23,360	(1,759)		34,926	13,188	20,388	(1,171)		32,405
Redeemable noncontrolling interest	58	—	—		58	49	—	—		49
Equity	5,447	2,610	—		8,057	4,642	2,285	—		6,927
Total Liabilities and Equity	18,830	25,970	(1,759)		43,041	17,879	22,673	(1,171)		39,381
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)    This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Nine Months Ended September 30, 2023 and 2022
(Unaudited, U.S. GAAP)

	Nine Months Ended September 30, 2023					Nine Months Ended September 30, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income (loss)	1,508	258	—		1,766	1,184	263	—		1,447
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating lease	273	3	—		276	250	2	—		252
Depreciation and amortization expense of assets under operating lease	6	134	—		140	2	153	—		155
(Gain) loss from disposal of assets, net	21	—	—		21	22	—	—		22
Undistributed (income) loss of unconsolidated subsidiaries	(109)	(12)	(4)	(2)	(125)	90	(11)	(115)	(2)	(36)
Other non-cash items, net	73	63	—		136	87	43	—		130
Changes in operating assets and liabilities:
Provisions	617	1	—		618	(21)	—	—		(21)
Deferred income taxes	(271)	(48)	—		(319)	130	(47)	—		83
Trade and financing receivables related to sales, net	(25)	(1,582)	5	(3)	(1,602)	73	(1,352)	—		(1,279)
Inventories, net	(1,722)	279	—		(1,443)	(1,498)	377	—		(1,121)
Trade payables	(56)	(40)	(5)	(3)	(101)	(71)	(57)	8	(3)	(120)
Other assets and liabilities	(174)	199	—		25	(430)	40	(8)	(3)	(398)
Net cash provided (used) by operating activities	141	(745)	(4)		(608)	(182)	(589)	(115)		(886)
Cash Flows from Investing Activities
Additions to retail receivables	—	(5,689)	—		(5,689)	—	(4,179)	—		(4,179)
Collections of retail receivables	—	4,308	—		4,308	—	3,342	—		3,342
Proceeds from sale of assets excluding assets sold under operating leases	1	—	—		1	25	—	—		25
Expenditures for property, plant and equipment and intangible assets excluding assets under operating lease	(397)	(4)	—		(401)	(243)	(2)	—		(245)
Expenditures for assets under operating lease	(26)	(358)	—		(384)	(14)	(354)			(368)
Other	460	(441)	104		123	(424)	238	21		(165)
Net cash provided (used) by investing activities	38	(2,184)	104		(2,042)	(656)	(955)	21		(1,590)
Cash Flows from Financing Activities
Net increase (decrease) in debt	(777)	2,739	—		1,962	61	1,273	—		1,334
Dividends paid	(531)	(4)	4	(2)	(531)	(416)	(115)	115	(2)	(416)
Other	(224)	104	(104)		(224)	(116)	21	(21)		(116)
Net cash provided (used) by financing activities	(1,532)	2,839	(100)		1,207	(471)	1,179	94		802
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	1	(2)	—		(1)	(338)	(19)	—		(357)
Net increase (decrease) in cash and cash equivalents	(1,352)	(92)	—		(1,444)	(1,647)	(384)	—		(2,031)
Cash and cash equivalents, beginning of year	3,960	1,169	—		5,129	4,514	1,331	—		5,845
Cash and cash equivalents, end of period	2,608	1,077	—		3,685	2,867	947	—		3,814
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash used in operating activities.
(3)     This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended September 30,		Nine Months Ended September 30,
($ million)	2023	2022	2023	2022
Industrial Activities segments
Agriculture	672	666	2,063	1,755
Construction	60	24	176	90
Unallocated items, eliminations and other	(75)	(20)	(205)	(92)
Total Adjusted EBIT of Industrial Activities	657	670	2,034	1,753

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
($ million)	2023	2022	2023	2022
Net Income	570	559	1,766	1,447
Less: Consolidated income tax expense	(171)	(192)	(536)	(579)
Consolidated income before taxes	741	751	2,302	2,026
Less: Financial Services
Financial Services Net Income	86	86	258	263
Financial Services Income Taxes	34	32	89	106
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	10	27	36	97
Foreign exchange (gains) losses, net of Industrial Activities	21	14	27	14
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities (1)	—	(35)	(2)	(112)
Adjustments for the following Industrial Activities items:
Restructuring expenses	5	11	8	19
Other discrete items(2)	—	20	10	78
Total Adjusted EBIT of Industrial Activities	657	670	2,034	1,753
(1) In the three and nine months ended September 30, 2023 and 2022, this item includes the pre-tax gain of $6 million and $18 million as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 modifications of a healthcare plan in the U.S. In the three and nine months ended September 30, 2022, this item includes the pre-tax gain of $30 million and $90 million as a result of the 2018 modification of a healthcare plan in the U.S.
(2) In the three months ended September 30, 2023, this item did not include any discrete items, while the three months ended September 30, 2022 included $14 million of costs related to the Raven segments held for sale and $7 million of spin off costs related to the Iveco Group business. The nine months ended September 30, 2023 included a loss of $23 million on the sale of the CNH Industrial Russia and CNH Capital Russia businesses, partially offset by a gain of $13 million for the fair value remeasurement of Augmenta and Bennamann. The nine months ended September 30, 2022 included $43 million of asset write-downs related to the Industrial Activities of our Russian Operations, $22 million of costs related to the Raven segments held for sale, and $13 million of spin off costs related to the Iveco Group business.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under U.S. GAAP
	Consolidated		Industrial Activities		Financial Services
($ million)	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
Third party (debt)	(24,958)	(22,962)	(4,117)	(4,909)	(20,841)	(18,053)
Intersegment notes payable	—	—	(505)	(63)	(1,007)	(888)
Payable to Iveco Group N.V.	(76)	(156)	(4)	(5)	(72)	(151)
Total (Debt)(1)	(25,034)	(23,118)	(4,626)	(4,977)	(21,920)	(19,092)
Cash and cash equivalents	2,979	4,376	2,458	3,802	521	574
Restricted cash	706	753	150	158	556	595
Intersegment notes receivable	—	—	1,007	888	505	63
Receivables from Iveco Group N.V.	229	298	163	234	66	64
Other current financial assets(2)	—	300	—	300	—	—
Derivatives hedging debt	(41)	(43)	(41)	(43)	—	—
Net Cash (Debt)(3)	(21,161)	(17,434)	(889)	362	(20,272)	(17,796)
(1)    Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $505 million and $63 million as of September 30, 2023 and December 31, 2022, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $(1,007) million and $(888) million as of September 30, 2023 and December 31, 2022, respectively
(2)     This item includes short-term deposits and investments towards high-credit rating counterparties.
(3)     The net intersegment receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was $(502) million and $(825) million as of September 30, 2023 and December 31, 2022, respectively.

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
Nine Months Ended September 30,			Three Months Ended September 30,
2023	2022	($ million)	2023	2022
(608)	(886)	Net cash provided (used) by Operating Activities	232	272
749	704	Cash flows from Operating Activities of Financial Services, net of eliminations	(141)	27
2	17	Change in derivatives hedging debt of Industrial Activities and other	(2)	46
(26)	(14)	Investments in assets sold under operating lease assets of Industrial Activities	(17)	(8)
(397)	(243)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(176)	(106)
(134)	(31)	Other changes(1)	(23)	(29)
(414)	(453)	Free cash flow of Industrial Activities	(127)	202
(1)     This item primarily includes capital increases in intersegment investments and change in financial receivables.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax (Expense) Benefit to Net Income (Loss) and Income Tax (Expense) Benefit and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP

Nine Months Ended September 30,			Three Months Ended September 30,
2023	2022	($ million)	2023	2022
1,766	1,447	Net income (loss)	570	559
—	5	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(1)	(4)
(10)	66	Adjustments impacting Income tax (expense) benefit (b)	1	2
1,756	1,518	Adjusted net income (loss)	570	557
1,745	1,508	Adjusted net income (loss) attributable to CNH Industrial N.V.	567	554
1,355	1,359	Weighted average shares outstanding – diluted (million)	1,351	1,355
1.29	1.11	Adjusted diluted EPS ($)	0.42	0.41

2,126	1,957	Income (loss) of Consolidated Group before income tax (expense) benefit	662	730
—	5	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(1)	(4)
2,126	1,962	Adjusted income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	661	726

(536)	(579)	Income tax (expense) benefit	(171)	(192)
(10)	66	Adjustments impacting Income tax (expense) benefit (b)	1	2
(546)	(513)	Adjusted income tax (expense) benefit (B)	(170)	(190)

25.7%	26.1%	Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	25.7%	26.2%

		a) Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates
8	19	Restructuring expenses	5	11
—	(90)	Pre-tax gain related to the 2018 modification of a healthcare plan in the U.S.	—	(30)
(18)	(18)	Pre-tax gain related to the 2021 modification of a healthcare plan in the U.S.	(6)	(6)
—	43	Asset write-down: Industrial Activities, Russia Operations	—	(1)
—	16	Asset write-down: Financial Services, Russia Operations	—	1
17	—	Loss on sale of Industrial Activities, Russia Operations	—	—
6	—	Loss on sale of Financial Services, Russia Operations	—	—
—	13	Spin related costs	—	7
(13)	—	Investment fair value adjustments	—	—
—	22	Activity of the Raven Segments held for sale, including loss on sale of the Aerostar and Engineered Films Division	—	14
—	5	Total	(1)	(4)

		b) Adjustments impacting Income tax (expense) benefit
(10)	66	Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	1	5
—	—	Adjustment to valuation allowances on deferred tax assets	—	(3)
(10)	66	Total	1	2

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Gross Profit to Gross Profit under U.S. GAAP
Nine Months Ended September 30,			Three Months Ended September 30,
2023	2022	($ million)	2023	2022
16,062	15,189	Net Sales (A)	5,332	5,396
12,133	11,819	Cost of goods sold	4,059	4,156
3,929	3,370	Gross profit (B)	1,273	1,240
—	34	Asset write down (Russia operations)	—	—
3,929	3,404	Adjusted gross profit (C)	1,273	1,240

24.5%	22.2%	Gross profit margin (B ÷ A)	23.9%	23.0%
24.5%	22.4%	Adjusted gross profit margin (C ÷ A)	23.9%	23.0%